Exhibit 99.1

T2 Biosystems Announces First Quarter 2021 Financial Results

LEXINGTON, Mass., May 6, 2020 (GLOBE NEWSWIRE)—T2 Biosystems, Inc. (NASDAQ:TTOO), a leader in the rapid detection of sepsis-causing pathogens, today announced financial results for the three months ended March 31, 2021.

Recent Highlights

•	Achieved first quarter 2021 revenue of $7.0 million, including product revenue of $4.7 million, representing growth of 173% and 345%, respectively, compared to the prior year period

•	Increased U.S. sepsis test utilization by 85% compared to the prior year period, resulting in a first quarter annualized test run rate of approximately $111,000 per legacy sepsis instrument

•	Sold 4 T2Dx® Instruments during the first quarter, including 1 in the U.S. and 3 internationally

•	Expanded U.S. salesforce to 9 Regional Account Managers

•	Announced newly published independent study concluding the use of T2 sepsis panels provides faster time to detection, faster time to targeted therapy, and shortened length-of-stay

•	Confirmed the T2SARS-CoV-2TM Panel is capable of detecting the India B.1.617 variant of the SARS-CoV-2 virus based on sequence alignments and in silico analysis

•	Modified terms of existing BARDA contract to add T2Resistance® Panel and accelerate development of comprehensive sepsis panel, next generation instrument, and biothreat panel

“Entering 2021, we set three corporate priorities: accelerating our sales, improving our operations, and advancing our pipeline. We are very pleased with our progress during the first quarter, which included 173% total revenue growth, 345% product revenue growth and 85% sepsis test revenue growth,” stated John Sperzel, President and CEO of T2 Biosystems. “We have rebuilt a clinically focused U.S. sales team to drive greater adoption of our novel sepsis products and we are strengthening our medical and clinical affairs teams to support our customers. We remain excited about our product pipeline, including the T2Resistance Panel, and our opportunity to lead the change in the standard of care for the management of patients suspected of sepsis.”

First Quarter 2021 Financial Results

Total revenue for the first quarter of 2021 was $7.0 million, an increase of 173% compared to the prior year period. Product revenue for the first quarter of 2021 was $4.7 million, an increase of 345% compared to the prior year period, driven by increased test panel and instrument sales. Research and contribution revenue for the first quarter of 2021 was $2.3 million, an increase of 54% compared to the prior year period, driven by increased BARDA contract activity.

Operating expenses for the first quarter of 2021 were $10.9 million, a decrease of $0.6 million compared to the prior year period, driven by increased BARDA contract research and development activity offset by lower selling, general and administrative headcount.

Net loss for the first quarter of 2021 was $(10.7) million, $(0.07) per share, compared to a net loss of $(14.9) million, $(0.22) per share, in the prior year period.

Cash, equivalents, marketable securities and restricted cash were $43.9 million as of March 31, 2021.

2021 Financial Outlook

The Company continues to expect revenue for the full year 2021 to be between $24.0 million and $26.0 million, including product revenue between $16.0 million and $18.0 million and research and contribution revenue of $8.0 million. The Company continues to expect to close at least 30 T2Dx Instrument contracts in 2021.

Webcast and Conference Call Information

T2’s management team will host a conference call today, May 6, 2021, beginning at 4:30pm ET. Investors interested in listening to the call may do so by dialing 1-800-496-4125 for domestic callers or 1-856-344-9209 for International callers. A live and recorded webcast of the call will be available on the “Investors” section of the Company’s website at www.t2biosystems.com.

About T2 Biosystems

T2 Biosystems, a leader in the rapid detection of sepsis-causing pathogens, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx® Instrument, T2Candida® Panel, the T2Bacteria® Panel, the T2Resistance® Panel, and the T2SARS-CoV-2™ Panel and are powered by the proprietary T2 Magnetic Resonance (T2MR®) technology. T2 Biosystems has an active pipeline of future products, including the T2Cauris™ Panel, and T2Lyme™ Panel, as well as additional products for the detection of bacterial and fungal pathogens and associated antimicrobial resistance markers, and biothreat pathogens.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our revenue results and cash balance, financial outlook, anticipated strategic priorities, product demand, commitments or opportunities, and growth expectations or targets, , as well as statements that include the words “expect,” “intend,” “plan”, “believe”, “project”, “forecast”, “estimate,” “may,” “should,” “anticipate,” and similar statements of a future or forward looking nature.. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission, or SEC, on March 31, 2021, and other filings the company makes with the SEC from time to time. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

Media Contact:

Gina Kent, Vault Communications

gkent@vaultcommunications.com

610-455-2763

Investor Contact:

Philip Trip Taylor, Gilmartin Group

philip@gilmartinIR.com

415-937-5406

T2 BIOSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$10,691	$16,793
Marketable securities	22,617	25,396
Accounts receivable	4,034	5,099
Inventories	4,525	3,636
Prepaid expenses and other current assets	2,720	2,660

Total current assets	44,587	53,584
Property and equipment, net	4,202	3,771
Operating lease right-of-use assets	10,606	11,034
Restricted cash	551	551
Marketable securities	10,002	10,002
Other assets	104	136

Total assets	$70,052	$79,078

Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$3,907	$2,058
Accrued expenses and other current liabilities	6,094	7,512
Deferred revenue	400	230

Total current liabilities	10,401	9,800
Notes payable	45,855	45,235
Operating lease liabilities, net of current portion	10,255	10,533
Deferred revenue, net of current portion	281	424
Derivative liability	181	1,010
Other liabilities	3,645	3,350
Commitments and contingencies
Stockholders’ (deficit) equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding at March 31, 2021 and December 31, 2020	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 148,491,673 and 148,078,974 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	148	148
Additional paid-in capital	432,905	431,544
Accumulated other comprehensive income	16	9
Accumulated deficit	(433,635)	(422,975)

Total stockholders’ (deficit) equity	(566)	8,726

Total liabilities and stockholders’ (deficit) equity	$70,052	$79,078

T2 BIOSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
Product revenue	$4,650	$1,045
Contribution revenue	2,306	1,500

Total revenue	6,956	2,545
Costs and expenses:
Cost of product revenue	5,790	4,671
Research and development	4,665	4,780
Selling, general and administrative	6,203	6,655

Total costs and expenses	16,658	16,106

Loss from operations	(9,702)	(13,561)
Other income (expense):
Interest income	6	—
Interest expense	(1,013)	(1,417)
Other income, net	49	29

Total other expense	(958)	(1,388)

Net loss	$(10,660)	$(14,949)

Net loss per share — basic and diluted	$(0.07)	$(0.22)

Weighted-average number of common shares used in computing net loss per share — basic and diluted	148,231,412	68,637,322

Other comprehensive loss:
Net loss	$(10,660)	$(14,949)
Change in net unrealized gain on marketable securities, net of taxes:
Net unrealized gain on marketable securities arising during the period	9	—
Less: net realized gain on marketable securities included in net loss	(2)	—

Net unrealized gain on marketable securities	7	—

Comprehensive loss	$(10,653)	$(14,949)